FILED                                AMENDMENT
IN THE OFFICE
OF THE                  TO THE ARTICLES OF INCORPORATION OF
SECRETARY
OF STATE               INTER-LINK COMMUNICATIONS GROUP, INC.
OF NEVADA
JUN 01 1999                         * * * * * *
C8059-86


                  Pursuant to the provisions of the Nevada Revised Statutes, INTER-LINK COMMUNICATIONS GROUP, INC., a Nevada corporation, adopts the following amendment to its Articles of Incorporation:
                  1. The undersigned hereby certify that on the 22nd day of May, 1999, a Special Meeting of the Board of Directors was duly held and convened at which there was present a quorum of the Board of Directors acting throughout all proceedings, and at which time the following resolution was duly adopted by the Board of Directors: BE IT RESOLVED: That the Secretary of the corporation is hereby ordered and directed to obtain the written consent of stockholders owning at least a majority or the voting power of the outstanding stock of the corporation for the following purpose:

To amend Article One to provide that the name of the corporation shall be changed from INTER-LINK
COMMUNICATIONS GROUP, INC. to EnterTech Media
Group, Inc.

                  2. Pursuant to the provisions of the Nevada Revised Statutes, a majority of the stockholders holding 9,500,000 shares common stock of the 10,650,000 shares outstanding of INTER-LINK COMMUNICATIONS GROUP, INC. gave their written consent to the adoption of the Amendment to Article One of the Articles of Incorporation as follows:

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


                  ARTICLE ONE.      [NAME].      The name of the corporation is:
                           EnterTech Media Group, Inc.
                  IN WITNESS WHEREOF, the undersigned being the President and Secretary of INTER-LINK COMMUNICATIONS GROUP, INC., a Nevada corporation, hereunto affix their signatures this 22ND day of MAY, 1999.

                                     INTER-LINK COMMUNICATIONS GROUP, INC.


                                     By     /s/ Mark Tolner
                                            ----------------
                                            Mark Tolner
                                            President

                                     By     /s/ Toni Obee
                                            --------------
                                            Toni Obee
                                            Assistant Secretary

STATE OF CALIFORNIA                   }
                                      : ss.
COUNTY OF Los Angeles                 }

                  On the 27th day of May, 1999, before me, the undersigned, a Notary Public, personally appeared MARK TOLNER, President and Toni Obee, Assistant Secretary of INTER-LINK COMMUNICATIONS GROUP, INC., a Nevada corporation, known to be the persons described in and who executed the foregoing instrument, and who acknowledged to me that they executed the same freely and voluntarily and for the uses and purposes therein mentioned.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.
                               /s/ Linda R. Rosen
                               ------------------
                               NOTARY PUBLIC
                               Residing In Encino, CA
                       My Commission Expires:
         2-10-00
----------------------


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